Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Third Quarter 2015
Financial Results and Provides an Operational Overview

HOUSTON, TX – (Marketwired – November 16, 2015) – Yuma Energy, Inc. (NYSE MKT: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended September 30, 2015 and provided an operational overview relating to its properties.

Financial Results

Sales and Other Operating Revenues

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by us for the three and nine months ended September 30, 2015 and 2014, and the average sales price per unit sold.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Production volumes:
Crude oil and condensate (Bbl)	61,938	49,475	186,531	172,965
Natural gas (Mcf)	497,868	513,002	1,488,408	2,229,405
Natural gas liquids (Bbl)	20,899	16,457	54,838	77,389
Total (Boe) (1)	165,815	151,432	489,437	621,922

Average prices realized:
Excluding commodity derivatives (both realized and unrealized)
Crude oil and condensate (per Bbl)	$46.10	$98.58	$50.52	$101.23
Natural gas (per Mcf)	$2.72	$4.04	$2.77	$4.76
Natural gas liquids (per Bbl)	$18.61	$40.73	$19.20	$41.25

(1)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

The following table presents our revenues for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sales of natural gas and crude oil:
Crude oil and condensate	$2,855,530	$4,877,227	$9,423,519	$17,508,388
Natural gas	1,340,877	2,066,368	4,112,065	10,585,238
Natural gas liquids	388,966	670,267	1,053,076	3,192,449
Realized gains (losses) on commodity derivatives	432,824	(200,176)	5,114,609	(2,194,348)
Unrealized gains (losses) on commodity derivatives	3,460,825	2,607,959	(1,847,371)	921,026
Gas marketing sales	63,637	207,635	167,923	551,491
Total revenues	$8,542,659	$10,229,280	$18,023,821	$30,564,244

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

The following table reconciles reported net income to Adjusted EBITDA for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income (loss)	$637,643	$(11,152,037)	$(11,572,395)	$(18,997,712)
Depreciation, depletion & amortization of property and equipment	3,123,812	3,865,675	11,020,278	15,604,283
Interest expense, net of interest income and amounts capitalized	130,091	112,078	318,538	316,850
Income tax benefit	(398,400)	(576,632)	(5,779,000)	(1,710,632)
Costs to obtain a public listing	-	844,482	-	2,729,447
Increase in value of preferred stock derivative liability	-	11,172,928	-	15,676,842
Stock-based compensation net of capitalized cost	338,619	521,978	2,210,950	598,818
Accretion of asset retirement obligation	170,209	150,628	499,766	438,717
Goodwill impairment	-	-	5,349,988	-
Amortization of benefit from commodity derivatives sold	-	(23,438)	-	(70,313)
Unrealized (gains) losses on commodity derivatives	(3,460,825)	(2,607,959)	1,847,371	(921,026)
Adjusted EBITDA	$541,149	$2,307,703	$3,895,496	$13,665,274

Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with the generally accepted accounting principles (“GAAP”).  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. Adjusted EBITDA for the three and nine months ended September 30, 2015 decreased from the same periods in 2014 by $1,766,554 (77%) and $9,769,778 (71%), respectively.

Operational Overview

Amazon 3-D Project – Calcasieu and Jefferson Parishes, Louisiana.  During the first week of October 2015, we recompleted our Anaconda prospect, the Talbot 23-1 well, where we hold approximately a 51% working interest after casing point.  The well was perforated in the Marg-Tex sandstone from 10,442 feet to 10,460 feet (MD) and tested at an initial gross production (IP) rate of approximately 2.1 MMcf/d and 24 Bbl/d of 55 degree API condensate on a 20/64th choke with flowing tubing pressure of approximately 1,020 pounds per square inch (PSI).  The well has averaged approximately 2.2 MMcf/d and 27 Bbl/d since being put on-line.  During the third quarter of 2015, the upper portion of the main Hackberry sand from 11,692 feet to 11,700 feet (MD) was perforated and tested at an IP rate of approximately 2.0 MMcf/d and 48 Bbl/d of 55 degree API condensate on a 6/64th choke with flowing tubing pressures of approximately 7,400 PSI.  The well was held at approximately the same producing rates until September 1st when the well stopped flowing due to mechanical reasons.  The well was then successfully recompleted to the Marg-Tex sandstone interval from 10,442 feet to 10,460 feet (MD) as described above.

Greater Masters Creek Field – Allen, Vernon, Rapides and Beauregard Parishes, Louisiana.  We are currently seeking a joint venture partner to down-space the Austin Chalk fields in Allen, Beauregard, Rapides, and Vernon Parishes, Louisiana.  We have a working interest in over 80 undeveloped well locations – 67 operated and 14 non-operated.  Current spacing is between 1,200 to 2,500 acres per well and we plan to down-space to 640 to 800 acres per well.  Individual well costs to drill, complete, and equip are currently estimated to be between $8.5 million and $9.5 million depending on depth, horizontal length, and wellbore configuration.

La Posada, Bayou Hebert Field – Vermilion Parish, Louisiana.  On September 30, 2015, the field produced 53.6 MMcf/d of natural gas and 1,081 Bbl/d of oil gross (4.8 MMcf/d and 97 Bbl/d net).  During the third quarter of 2015, the field averaged approximately 52.8 MMcf/d of natural gas and 983 Bbl/d of oil gross (4.7 MMcf/d and 88 Bbl/d net).  We have an average net working interest in the project of approximately 12.5%.

Livingston Prospects – Livingston Parish, Louisiana.  We continue to evaluate artificial lift enhancements for wells in the Livingston project area.  On September 30, 2015, the field produced 809 Bbl/d of oil (219 Bbl/d net).  During the third quarter of 2015, the field averaged approximately 631 Bbl/d gross (171 Bbl/d net).  We have an average net working interest in the project of approximately 40%.

Lake Fortuna Field (Raccoon Island) – St. Bernard Parish, Louisiana.  We are continuing to evaluate additional production enhancements and facility upgrades and plan to perform additional operations to improve production from the field.  On September 30, 2015, the field produced 139 Bbl/d of oil (90 Bbl/d net).  During the third quarter of 2015, the field averaged approximately 119 Bbl/d gross (77 Bbl/d net).  We have an average net working interest in the project of approximately 91%.

Gardner Island and Branville Bay – St. Bernard Parish, Louisiana. On September 30, 2015, the two fields combined produced 365 Bbl/d of oil (97 Bbl/d net).  During the third quarter of 2015, the fields averaged approximately 323 Bbl/d gross (79 Bbl/d net).  We have an average net working interest in Gardner Island and Branville Bay of approximately 34.6% and 37.3%, respectively.  We are evaluating opportunities to improve salt water disposal capacity.

Cat Canyon Field – Santa Barbara County, California.  We plan to drill our first operated well on this property in 2016.  We are currently in the process of permitting the well.

Liquidity and Capital Resources (1)

Liquidity is calculated by adding the net funds available under our credit facility to our cash and cash equivalents.  We use liquidity as an indicator, along with our ongoing cash flow, of our ability to satisfy our financial obligations and fund future capital expenditures.

At September 30, 2015, we had a $33.5 million conforming borrowing base, with an additional $1.5 million non-conforming piece (which expired on October 1, 2015), and an undrawn amount of $3.8 million under our credit facility.

We had a cash and cash equivalents balance of $5.0 million at September 30, 2015.  This resulted in Liquidity (1) of approximately $8.8 million as of September 30, 2015.

Our lenders are currently in the process of their borrowing base review.  In connection with our quarterly reporting, we anticipate that we will not be in compliance with the trailing four quarter funded debt to EBITDA financial ratio covenant under its senior credit facility at September 30, 2015.  Given the uncertainty related to the borrowing base review, and due to the current depressed commodity price environment, management and the Board of Directors have decided to suspend the dividends on our Series A Preferred Stock until such time as the Company has sufficient liquidity to restore the dividend payment.  We are currently working on several possible remedies, including, but not limited to, refinancing our debt, a sale of equity, and possible joint ventures or mergers.

(1)
 Liquidity can vary from period to period for Yuma and can vary among companies as to what is or is not included in liquidity.  This measurement should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service financial obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Management Comments

Sam L. Banks, Chairman, President and CEO of Yuma Energy, Inc. commented, “Commodity prices remain challenging and have affected our liquidity, but during the third quarter we began to see the results of our efforts to reduce our operating costs and enhance production on our existing properties.  As we move forward, we will continue to focus on reducing operating and general and administrative costs and increasing our cash flows.  During the first week in October, we successfully re-completed our Talbot 23-1 into the Marg-Tex sandstone, where we hold approximately a 51% working interest.  Since bringing the well on-line, it has averaged approximately 2.2 MMcf/d and 27 Bbl/d gross.  In addition, we have started to market our Masters Creek Joint Venture project, where we have interests in over 80 proved and probable undeveloped well locations.  The estimated reduced costs of drilling these wells result in favorable economics even in this current price environment and we are continuing to seek a development partner moving forward.    We believe our inventory can lead to significant growth in production and cash flow in 2016.  Lastly, we are continuing to actively pursue meaningful and attractive corporate M&A and asset acquisition opportunities and are confident that we can grow our assets at favorable terms.”

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,
	2015	December 31,
	(Unaudited)	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,048,104	$11,558,322
Short-term investments	-	1,170,868
Accounts receivable, net of allowance for doubtful accounts:
Trade	5,379,899	9,739,737
Officers and employees	49,765	316,077
Other	468,181	697,991
Commodity derivative instruments	1,822,034	3,338,537
Prepayments	859,687	782,234
Deferred taxes	245,922	245,922
Other deferred charges	277,858	342,798

Total current assets	14,151,450	28,192,486

OIL AND GAS PROPERTIES (full cost method):
Not subject to amortization	24,842,415	25,707,052
Subject to amortization	196,299,194	186,530,863

	221,141,609	212,237,915
Less: accumulated depreciation, depletion and amortization	(114,741,341)	(103,929,493)

Net oil and gas properties	106,400,268	108,308,422

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	2,795,000	2,795,000
Other property and equipment	3,471,408	3,439,688
	6,266,408	6,234,688
Less: accumulated depreciation and amortization	(2,117,783)	(1,909,352)

Net other property and equipment	4,148,625	4,325,336

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	993,849	1,403,109
Deposits	264,064	264,064
Goodwill	-	5,349,988
Other noncurrent assets	210,473	262,200

Total other assets and deferred charges	1,468,386	7,279,361

TOTAL ASSETS	$126,168,729	$148,105,605

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	September 30,
	2015	December 31,
	(Unaudited)	2014
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$30,217,400	$282,843
Accounts payable, principally trade	8,086,414	25,004,364
Asset retirement obligations	733,917	-
Deferred taxes	471,995	471,995
Other accrued liabilities	2,195,531	1,419,565

Total current liabilities	41,705,257	27,178,767

LONG-TERM DEBT:
Bank debt	-	22,900,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	12,239,139	12,487,770
Deferred taxes	8,577,081	14,388,662
Restricted stock units	-	71,569
Other liabilities	43,671	22,451

Total other noncurrent liabilities	20,859,891	26,970,452

EQUITY:
Common stock, no par value
(300 million shares authorized, 71,609,741 and 69,139,869 issued)	141,707,502	137,469,772
Preferred stock	10,828,603	9,958,217
Accumulated other comprehensive income (loss)	(9,410)	38,801
Accumulated earnings (deficit)	(88,923,114)	(76,410,404)

Total equity	63,603,581	71,056,386

TOTAL LIABILITIES AND EQUITY	$126,168,729	$148,105,605

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES:
Sales of natural gas and crude oil	$4,649,009	$7,821,497	$14,756,582	$31,837,566
Realized and unrealized net gains (losses) from
commodity derivatives	3,893,650	2,407,783	3,267,239	(1,273,322)
Total revenues	8,542,659	10,229,280	18,023,821	30,564,244

EXPENSES:
Marketing cost of sales	234,507	408,559	434,189	1,012,577
Lease operating	2,718,919	2,838,055	9,168,260	9,761,203
Re-engineering and workovers	1,136	778,628	555,628	1,330,539
General and administrative – stock-based
compensation	338,619	521,978	2,210,950	598,818
General and administrative – other	1,873,484	2,054,961	5,389,859	6,450,446
Depreciation, depletion and amortization	3,123,812	3,865,675	11,020,278	15,604,283
Asset retirement obligation accretion expense	170,209	150,628	499,766	438,717
Goodwill impairment	-	-	5,349,988	-
Bad debt expense	49,728	55,102	787,264	85,101
Recovery of bad debts	(324,057)	-	(342,944)	(1,984)
Total expenses	8,186,357	10,673,586	35,073,238	35,279,700

INCOME (LOSS) FROM OPERATIONS	356,302	(444,306)	(17,049,417)	(4,715,456)

OTHER INCOME (EXPENSE):
Change in fair value of preferred stock
derivative liability – Series A and Series B	-	(11,172,928)	-	(15,676,842)
Interest expense	(131,114)	(114,405)	(337,499)	(321,680)
Other, net	14,055	2,970	35,521	5,634
Total other income (expense)	(117,059)	(11,284,363)	(301,978)	(15,992,888)

NET INCOME (LOSS) BEFORE INCOME TAXES	239,243	(11,728,669)	(17,351,395)	(20,708,344)

Income tax benefit	(398,400)	(576,632)	(5,779,000)	(1,710,632)

NET INCOME (LOSS)	637,643	(11,152,037)	(11,572,395)	(18,997,712)

PREFERRED STOCK, SERIES A AND SERIES B:
Dividends paid in cash, perpetual preferred Series A	320,626	-	940,315	-
Accretion, Series A and Series B	-	220,007	-	786,536
Dividends paid in cash, Series A and Series B	-	346,192	-	445,152
Dividends paid in kind, Series A and Series B	-	-	-	4,133,380

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$317,017	$(11,718,236)	$(12,512,710)	$(24,362,780)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.00)	$(0.25)	$(0.18)	$(0.56)
Diluted	$(0.00)	$(0.25)	$(0.18)	$(0.56)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
Basic	71,603,265	47,414,388	70,795,104	43,211,317
Diluted	73,273,007	47,414,388	70,795,104	43,211,317

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net loss to net cash provided by (used in) operating activities
Net loss	$(11,572,395)	$(18,997,712)
Goodwill impairment	5,349,988	-
Increase in fair value of preferred stock derivative liability	-	15,676,842
Depreciation, depletion and amortization of property and equipment	11,020,278	15,604,283
Accretion of asset retirement obligation	499,766	438,717
Stock-based compensation net of capitalized cost	2,210,950	598,818
Amortization of other assets and liabilities	209,904	140,954
Deferred tax expense (benefit)	(5,781,400)	(1,710,632)
Bad debt expense	787,264	85,101
Write off deferred offering costs	-	1,257,160
Amortization of benefit from commodity derivatives sold	-	(70,313)
Unrealized (gains) losses on commodity derivatives	1,847,371	(921,026)
Other	(342,944)	2,058

Changes in current operating assets and liabilities:
Accounts receivable	4,411,640	1,868,318
Other current assets	(77,453)	(274,235)
Accounts payable	(13,938,649)	6,165,919
Other current liabilities	1,095,356	971,048

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,280,324)	20,835,300

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on property and equipment	(11,211,634)	(16,042,655)
Proceeds from sale of property	30,442	307,600
Cash received from merger	-	4,550,082
Decrease in short-term investments	1,170,868	2,142,128
Decrease in noncurrent receivable from affiliate	-	95,634

NET CASH USED IN INVESTING ACTIVITIES	(10,010,324)	(8,947,211)

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED
(Unaudited)

	Nine Months Ended September 30,
	2015	2014

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in borrowing on line of credit	$6,800,000	$(6,250,000)
Proceeds from insurance note	813,562	901,257
Payments on insurance note	(579,005)	(514,118)
Line of credit financing costs	(215,141)	(47,291)
Net proceeds from sale of common stock	1,363,160	-
Net proceeds (preparations costs) from sale of perpetual preferred stock	870,386	(165,034)
Cash dividends to preferred shareholders	(940,315)	(445,152)
Common stock purchased from employees	(300,732)	-
Other	(31,485)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,780,430	(6,520,338)

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(6,510,218)	5,367,751

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	11,558,322	4,194,511

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,048,104	$9,562,262

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$73,342	$210,323
Interest capitalized	$750,107	$767,908
Supplemental disclosure of significant non-cash activity:
Change in capital expenditures financed by accounts payable	$(2,979,301)	$1,858,609
Preferred dividends paid in kind	$-	$4,133,380

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Our common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit our website at www.yumaenergyinc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

For more information, please contact:

James J. Jacobs
Vice President – Corporate and Business Development
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000